UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

INDIVIOR PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-37835	98-1204773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10710 Midlothian Turnpike Suite 125, North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 379-1040 not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.50 nominal value per share	INDV	The Nasdaq Stock Market LLC
	INDV	London Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other.

On June 2, 2025, the Company announced its intention to cancel its London Stock Exchange ("LSE") listing and requested that the U.K. Financial Conduct Authority (“FCA”) cancel (i) the secondary listing of the Company’s Ordinary Shares (“Ordinary Shares”) on the Equity Shares (Transition) category of the Official List (the “Official List”) of the FCA; and (ii) the admission to trading of its Ordinary Shares on the LSE’s main market for listed securities (together, the "London Delisting"). It is expected that the London Delisting will become effective from 8:00 a.m. U.K. time on July 25, 2025 such that the last date of trading of the Ordinary Shares on the LSE will be July 24, 2025. The London Delisting has no impact on the Company’s Nasdaq listing, where it will continue to trade under the symbol INDV.

On June 2, 2025, the Company issued a press release announcing its intention to cancel its LSE listing, a copy of which is furnished as Exhibit 99.1 hereto and are incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Indivior PLC dated June 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indivior PLC

Date: June 2, 2025	By:	/s/ Jeff Burris
Name: Jeff Burris
Title: Chief Legal Officer